Exhibit 99.2

Frequently Asked Questions About the Reorganization into an UPREIT Structure

February 2023

1.	What is Healthpeak doing?

Healthpeak has completed a holding company reorganization that resulted in a new company becoming the publicly traded parent company (“New Healthpeak”). The prior publicly traded company (“Old Healthpeak”) merged with a subsidiary of New Healthpeak and then converted to a Maryland limited liability company (the “LLC Conversion”) named Healthpeak OP, LLC (“Healthpeak OP”), which is controlled by New Healthpeak. New Healthpeak (the publicly traded parent company) changed its name to Healthpeak Properties, Inc. and is expected to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. Following these transactions, New Healthpeak’s common stock continues to trade on the New York Stock Exchange (“NYSE”) under the trading symbol “PEAK”.

2.	Where can I find detailed information?

Details of the reorganization can be found in the press release and the Current Report on Form 8-K12B filed with the Securities and Exchange Commission. We recommend that you review these documents to obtain a complete understanding of the reorganization.

3.	When did this happen?

The merger and the LLC Conversion became effective on February 10, 2023.

4.	Did this impact my rights as a stockholder?

No. All of the voting rights and other rights with respect to your shares remain the same.

5.	Why did Healthpeak do this?

The reorganization resulted in restructuring Healthpeak as an Umbrella Partnership REIT (“UPREIT”). Healthpeak believes the UPREIT structure will improve the company’s ability to acquire properties in a tax-deferred manner and also align the company’s corporate structure with the majority of other REITs.

6.	What happened to my shares in Healthpeak?

As part of the reorganization, each issued and outstanding share of Old Healthpeak common stock immediately prior to the effective time of the merger was converted automatically into one corresponding issued and outstanding share of New Healthpeak common stock. For example, if you owned 100 shares of Old Healthpeak common stock on February 9, 2023, you owned 100 shares of New Healthpeak common stock after the reorganization with all of the same rights and benefits. You do not have to do anything with your Healthpeak shares because of the reorganization.

7.	Will this impact dividend payments?

No, the reorganization did not and will not impact the payment of dividends declared by the company’s Board of Directors and payable in respect of the company’s shares of common stock.

8.	Are my shares still be traded on the NYSE?

Yes. There was no change to ticker symbols or trading for shares in New Healthpeak after the reorganization, and all shares of common stock of New Healthpeak continue to trade on the NYSE under the ticker symbol “PEAK”.

9.	Will this reorganization impact my US taxes?

No. The reorganization is expected to qualify as a tax-free reorganization for federal income tax purposes, meaning that Healthpeak’s stockholders are not expected to recognize gain or loss for federal income tax purposes.

10.	What is the name of the new public company?

The new public company is known as Healthpeak Properties, Inc. The predecessor publicly traded company (i.e., Old Healthpeak) became a limited liability company named Healthpeak OP, LLC, and is the operating partnership in the UPREIT structure.

11.	Who will be running New Healthpeak?

The Board of Directors of New Healthpeak is exactly the same as the Board of Directors of Old Healthpeak that the stockholders elected in April 2022. The management team of New Healthpeak remains unchanged from the management team of Old Healthpeak prior to the reorganization. It is still headed by Scott Brinker as President and Chief Executive Officer with his current management team and employees.

12.	Will the reorganization have an impact on Healthpeak’s financial condition?

No. Other than costs necessary to effectuate the reorganization, which we do not expect to be material, we do not expect the reorganization to have any material impact on the consolidated financial statements, cash flow, or results of operation of Healthpeak, or on its outstanding debt securities.

13.	Will there be any changes to the assets owned by Healthpeak?

No. Substantially all of the assets owned by Old Healthpeak and its subsidiaries prior to the reorganization continue to be owned by Healthpeak OP and its subsidiaries today. New Healthpeak generally will not hold any assets directly other than its ownership interest in Healthpeak OP and certain de minimis assets that may be held for certain administrative functions. In addition, all indebtedness of Old Healthpeak immediately prior to the reorganization remains the indebtedness of Healthpeak OP after the reorganization.

14.	What if I still have questions about the reorganization?

If you have questions about the reorganization that have not been answered, please contact our Investor Relations department at investorrelations@healthpeak.com.

Forward-Looking Statements

Statements contained in this FAQ that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Forward-looking statements, including, but not limited to, statements regarding the impacts of the reorganization on Healthpeak’s financial condition, business operations and financial statements and Healthpeak’s ability to realize the expected benefits of reorganization, are not guarantees of future performance and involve risks and uncertainties that may cause Healthpeak’s actual results to differ materially from Healthpeak’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to, those factors discussed in Healthpeak’s reports filed from time to time with the Securities Exchange Commission. Moreover, other risks and uncertainties of which Healthpeak is not currently aware may also affect the forward-looking statements contained herein and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by Healthpeak on its website or otherwise. Healthpeak undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.